UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 25, 2013

FBI Wind Down, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

Furniture Brands International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed by FBI Wind Down, Inc., formerly known as Furniture Brands International, Inc. (the “Company”), on September 9, 2013, the Company and its direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re FBI Wind Down, Inc., et al.”, Case No. 13-12329 (the “Chapter 11 Cases”).
In addition, as previously disclosed by the Company, (i) on October 2, 2013, the Debtors entered into a “stalking horse” Asset Purchase Agreement (the “KPS Asset Purchase Agreement”) with certain affiliates of KPS Capital Partners L.P. as set forth in the KPS Asset Purchase Agreement (collectively, the “KPS Purchasers”), pursuant to which the KPS Purchasers agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) and (ii) on October 3, 2013, the Debtors obtained the Bankruptcy Court’s approval of the KPS Purchasers as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code.
On November 25, 2013, the Company completed the Asset Sale. The Asset Sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and was effected pursuant to the previously disclosed KPS Asset Purchase Agreement, as amended. In consideration for the sale of the Assets, the Company received total consideration of approximately $280,000,000, which was satisfied by cash and a “credit bid” (as defined within the meaning of Section 363(k) of the Bankruptcy Code) of amounts owed under the Company’s postpetition secured credit agreement. In addition, the KPS Purchasers assumed specified liabilities as set forth in the Asset Purchase Agreement.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2013, Meredith M. Graham, the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary was appointed (the “Board Appointment”) to the Company’s board of directors (the “Board of Directors”) and appointed to serve as the “Responsible Officer” of the Company (the “Responsible Officer”), responsible for, among other things, the winding down of the Company and the liquidation of any remaining assets.
Meredith M. Graham, age 41, has served as the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary since May 2013. Prior to such time, Ms. Graham served as the Company’s Senior Vice President, General Counsel and Corporate Secretary from May 2012 until May 2013. Prior to that, Ms. Graham served as the Company’s Deputy General Counsel and Assistant Secretary from November 2008 to May 2012. Prior to joining the Company, Ms. Graham was employed at SAVVIS, Inc. from November 2004 to November 2008, most recently serving as Vice President, Associate General Counsel and Assistant Secretary.
On November 25, 2013 (the “Commencement Date”), Meredith M. Graham and the Debtors entered into an agreement pursuant to which Ms. Graham accepted employment as the Debtors’ Responsible Officer (the “Responsible Officer Agreement”) and will remain an employee of the Company and an officer and director of each of the Debtors.
Pursuant to the Responsible Officer Agreement, from the Commencement Date until the later of (i) six months following the Commencement Date or (ii) the effective date (the “Plan Effective Date”) of any plan or plans confirmed by the Bankruptcy Court under Chapter 11 of the Bankruptcy Code in these Chapter 11 Cases (a “Chapter 11 Plan”), Ms. Graham will, among other things, protect and preserve the Debtors’ assets, oversee and direct the activities of the Debtors’ professionals, and manage the wind down of the Debtors’ businesses.
The engagement of Ms. Graham as Responsible Officer will terminate upon the earlier of: (i) one day after written notice by the Debtors to Ms. Graham of any material breach by Ms. Graham of the terms the Responsible Officer Agreement or of act(s) of bad faith, gross negligence, self-dealing, breach of fiduciary duty or willful misconduct by Ms. Graham; (ii) ten (10) days after written notice by Ms. Graham to the Debtors that Ms. Graham is unable to materially perform her duties under the Responsible Officer Agreement due to any action or failure to act on the part of the Debtors, or if the Debtors are otherwise in material breach of the Responsible Officer Agreement; (iii) upon the death or disability of Ms. Graham; (iv) upon entry of an order in the Chapter 11 Cases appointing a trustee in the Chapter 11 Cases or upon entry of an order converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code; or (v) the Plan Effective Date (the “Termination Date”).
Pursuant to the Responsible Officer Agreement, Ms. Graham will be compensated at her base prepetition salary of $286,000 per year pro rata from the Commencement Date and through and including the Termination Date (the “Base Compensation”).
In addition to the Base Compensation, provided that a Termination Date has not occurred prior to the Plan Effective Date, Ms. Graham will entitled to receive a one-time bonus equal to a percentage of the Base Compensation if the Debtors confirm a consensual Chapter 11 Plan with the substantial assistance of Ms. Graham by certain deadlines set forth in the Agreement.
Ms. Graham will also be entitled to reimbursement for reasonable expenses, the cost of COBRA premiums for continued health care coverage during the term of the Responsible Officer Agreement, and payment of all accrued but unused vacation pay.

The foregoing summary of the Responsible Officer Agreement does not purport to be complete and is qualified in its entirety by reference to the Responsible Officer Agreement filed with the Bankruptcy Court.
Subsequent to the Board Appointment, on November 25, 2013, Ira D. Kaplan, Ann S. Lieff, Aubrey B. Patterson, Dr. George E. Ross and Ralph P. Scozzafava each resigned as a member of the Board of Directors effective upon the consummation of the Asset Sale.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 25, 2013, the Company adopted and filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), thereby modifying the Restated Certificate by changing the name of the Company specified in the Restated Certificate to FBI Wind Down, Inc. In addition, the Company amended Article IV, Section 1 of the Company’s Bylaws (the “Bylaws”) to reduce the minimum number of directors required to serve on the Board of Directors to one (the “Bylaws Amendment”). Prior to such amendment, Article IV, Section 1 of the Bylaws called for a minimum of six directors to serve on the Board of Directors.
The foregoing description of the terms of the Certificate of Amendment and the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment and the Bylaws Amendment filed as Exhibit 3.1 and Exhibit 3.2 with this Current Report on Form 8-K (“Form 8-K”).
Item 7.01    Regulation FD Disclosure.
The Company does not expect to be able to distribute any proceeds from the Asset Sale to shareholders and therefore continues to believe that the shares of its common stock are worthless.
Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://dm.epiq11.com/FBN.
The information in Item 7.01 of this Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Bylaws Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Bylaws Amendment